UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2013

DESERT CANADIANS LTD.
(Exact name of registrant as specified in its charter)

Delaware	333-168025	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

910 Harris Avenue, Suite 305 Bellingham WA 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (360) 389-2426

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On April 8, 2013, Desert Canadians Ltd. (the “Company” or “DSET”) entered into a non-binding letter of intent with eXp Realty International Inc. (“eXp”), a private company organized under the laws of the state of Washington, whereby we propose to acquire all of the securities of eXp in exchange for 38,380,215 post Split (as defined below) common shares in the capital of the Company.

Stock options outstanding in eXp will be exchanged for stock options in the Company on the basis of 7.5 Desert Canadian options for each eXp option, with expiry date remaining the same and the exercise price being reduced by a factor of 7.5 times, so that the total paid by each option holder upon exercise of all his/her options will remain the same as currently.

Closing of the transaction is subject to entry into a formal agreement, closing of a financing of approximately $300,000 consisting of common shares at a price of $0.30 per share, post Split, or $10.50, pre-Split, and the subdivision of the common shares of Company on a thirty-five (35) for one (1) basis (the “Split”). We intend to effect the Split in the near future.

Glenn Sanford is the controlling shareholder and only officer of the Company and is a director and officer of eXp, and upon closing of the transaction he will surrender for cancellation for no additional consideration 39,810,000 shares of the 39,928,880 DSET shares currently held by him.

Closing of the purchase of eXp Realty will also require audited financial statements of eXp to be filed, and should the transaction proceed, the shareholders of eXp will become the majority owners of our company. There is no assurance that the transaction will close.

About eXp Realty International, Inc.

eXp Realty, LLC, a predecessor to eXp Realty International, Inc., was launched in October, 2009 with the goal of being the first truly cloud-based, full service national real estate brokerage company delivering 24/7 access to collaborative tools and training for managing real estate brokers and agents. The business model was created in order to increase brokers’ and agents’ residential listings and sales, and reduce their overhead and capital requirements. On December 31, 2012 the shareholders of eXp Realty LLC transferred their ownership to eXp Realty International, Inc. and the LLC became a wholly owned subsidiary of eXp Realty International Inc.

The cloud is eXp’s platform for creating and delivering business value and service leadership.

eXp provides full-service residential real estate brokerage services using a variety of tools including a fully immersive 3-D virtual office environment where agents, brokers and staff collaborate across borders while learning and transacting business from anywhere in the world. eXp’s portfolio of services and collaborative tools are cloud based on both proprietary and open source technologies. It has partnered with an on-demand co-working space provider, REGUS (NYSE: RGU) for the occasions where eXp’s brokers and agents require a drop in location, a private office or conference room to conduct transactions.

eXp’s mission is freedom, flexibility and accountability. eXp’s agents are not constrained by brick and mortar obligations, capital requirements or structure not central to broker, agent, buyer and seller needs. eXp seeks to take advantage of a world digitally connected in ways never thought possible and inspire its people to leverage the best technologies to be the service leader in the real estate industry. Requiring accountability of agents is coupled with delivering better, faster and/or smarter results, residential listings and sales.

eXp Realty operates in 29 states with in excess of 300 agents.

eXp Realty’s Management

Glenn Sanford, CEO: As Chief Executive Officer, Glenn Sanford serves on the Board of Directors and is responsible for the company vision, planning, and strategy in addition to oversight of the company’s day to day operations. Glenn developed the business, sourced vendors, worked out the compensation model, and has lead growth of approximately 4% per month from launch.

Prior to founding eXp Realty, Glenn ran a large mega-agent team and consulted to Keller Williams International as a member of the Agent Technology Council in the areas of online client acquisition, client conversion and technology. Glenn was also a significant contributor to Keller Williams Internet Lead Generation Masterminds.

Early in his career, Glenn was active at the executive level with a number of technology-related companies. In 1998, Glenn founded and served as President for eShippers.com, an online e-commerce and logistics company.

Brian Culhane is co-founder and Chief Cultural Officer. Having served as the President of eXp Realty for 3 years, Brian has been one of the driving forces behind eXp’s rapid growth.

Early in his career, Brian was the Arizona Team Leader for the ScottsdaleParadise.com and PhoenixPowerSearch.com Real Estate Group. Having been a part of over 750 Real Estate transactions totaling well over $200M dollars since getting his real estate sales license in 2004, Brian was a consistent top producer in Arizona.

Brian is the Chairman of the SAAR (Scottsdale Area Association of Realtors) and sits on its Government Affairs Committee and the Facilities Task Force.

Jason Gesing, Chief Business Development Officer, is actively engaged in driving company growth while working with the rest of the eXp executive team to ensure that systems, processes and infrastructure exist to support expansion.

With over a decade of experience in real estate in various capacities, Jason holds brokers’ licenses in Massachusetts, New Hampshire, and Maine. Jason joined eXp Realty in March of 2010 and participates regularly in business model profitability discussions with owners of leading independent brokerages and others, demonstrating eXp’s high-engagement, cloud-based model and its dramatic impact on cost and profitability.

Prior to joining eXp Realty, Jason represented public and private sector clients as an attorney in commercial real estate acquisitions, municipal law, leasing, commercial contracting and business law, collective bargaining, licensing, public procurement and public construction. Jason is a graduate of Syracuse University and Boston College Law School and resides in Massachusetts.

Steve Alamin, Chief Operating Officer, is instrumental in driving the global growth objectives and operations while leading the delivery of the education, training and technology to eXp Realty brokers and agents. Steve is a dynamic business leader with 20 years of experience creating and executing strategic plans, structuring and optimizing operations across industries and platforms, building teamwork, value and mission, and premium brands.

After successful careers at SONY, Newell/Rubbermaid, and Cerberus Capital Management, Steve launched Market Pioneer Consulting to help start-ups to mid-cap companies build products, brands, and operations that leverage emerging technologies to enhance client experience and stakeholder value.

A copy of the letter of intent is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

EXHIBIT 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION
(10)	MATERIAL CONTRACTS
10.1*	Letter of Intent with eXp Realty International, Inc. dated April 8, 2013

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESERT CANADIANS LTD.

By:

“Glenn Sanford”
Glenn Sanford
President, Secretary, Treasurer and Director

April 10, 2013